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                                                                    EXHIBIT 10.3

                                                                    DRAFT 3/9/99
                            WIT CAPITAL GROUP, INC.
                         INVESTMENT BANKING BONUS POOL


     1. Purpose; Effective Date. The purpose of this Wit Capital Group, Inc. Investment Banking Bonus Pool (this "Plan") is to provide incentive to the Participants (as defined in Section 2(g)) to contribute to the profitability of the Corporation (as defined in Section 2(e)) by offering variable incentive compensation payable based on certain performance factors. The Plan is effective as of March 1, 1999.

     2. Definitions. For purposes of the Plan, the following definitions shall apply:

          (a) "Administrator" shall mean the committee as may be appointed by the Board from time to time to administer the Plan or, if no such committee has been appointed, the Board.

          (b) "Award" shall mean a portion of the Award Pool allocated to a Participant by the Administrator in accordance with Section 5.

          (c) "Award Pool" shall mean the aggregate amount available for Awards as determined by the Administrator in accordance with Section 5.

          (d) "Board" shall mean Board of Directors of Wit Capital Group, Inc.

          (e) "Corporation" shall mean Wit Capital Group, Inc., and those subsidiaries and affiliates thereof which elect to participate in the Plan with the written approval of the Administrator.

          (f) "Deferred Compensation Plan" shall mean the Wit Capital Group, Inc. Deferred Compensation Plan, as amended from time to time, or any successor plan.

          (g) "Participant" shall mean an individual eligible to participate in the Plan pursuant to Section 4.

          (h) "Investment Banking Group" shall mean, collectively, the investment bankers, analysts and capital markets, institutional and other traders of the Corporation.

          (i) "Performance Period" shall mean the fiscal year of Wit Capital Group, Inc., or any other 12-month period as may be designated by the Administrator from time to time.

          (j) "Plan" shall mean this Wit Capital Group, Inc. Investment Banking Bonus Pool, as may be amended from time to time.

          (k) "Stock Incentive Plan" shall mean the Wit Capital Group, Inc. Stock Incentive Plan, as amended from time to time, or any successor plan.

     3. Administration. The Administrator shall have the authority in its sole and absolute discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities which are specifically granted to it under this Plan or are necessary or advisable in the administration of this Plan, including, without limitation, the authority to: (a) grant Awards; (b) establish the terms, conditions and restrictions relating to any Award; (c) construe and interpret this Plan; (d) prescribe, amend and rescind rules and regulations relating to this Plan; (e) determine the amount of the net cash and securities generated by the Investment Banking Group for any
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Performance Period; and (f) make all other determinations necessary or advisable, as determined by the Administrator, at its sole and absolute discretion, for the administration of this Plan. The Administrator's determinations under the Plan need not be uniform among similarly situated employees of the Corporation. All actions taken, and all decisions and determinations made, by the Administrator on all matters relating to the Plan pursuant to the powers vested in it under the Plan shall be in the Administrator's sole and absolute discretion, and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, the Participants and persons claiming rights under this Plan from or through the Participants.

     4. Eligibility. Participation in the Plan with respect to a Performance Period shall be open to any individual who has been selected by the Administrator, at its sole and absolute discretion, to receive Awards for such Performance Period.

     5.  Determination of Allocation Formula, Award Pool and Awards.

          (a) Allocation Formula. The Administrator shall from time to time, at its sole and absolute discretion, determine the formula for allocating a percentage of the Award Pool to each Participant, subject to adjustment under
Section 5(c). As determined by the Administrator, a portion of the Award Pool may be allocated to the Wit Capital Group, Inc. Annual Bonus Plan for Executives for distribution to participants thereunder.

          (b) Award Pool. Subject to adjustment under this Section 5(b), below, the Award Pool shall be equal to 50% of the Corporation's net cash and securities as generated during the Performance Period by the Investment Banking Group. Such cash and securities shall be credited to the Award Pool on a quarterly basis (each three-month period beginning on the first day of the first, fourth, seventh and tenth month of the Performance Period). Notwithstanding the foregoing, the Administrator may, in its sole and absolute discretion, adjust or modify the calculation or determination of the Award Pool at any time, in order to prevent dilution or enlargement of the rights of the Participants, in recognition of any unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable law, regulations, tax rates or accounting principles.

          (c) Awards. As soon as practicable after each quarterly credit of cash and securities to the Award Pool as provided in Section 5(b), the Administrator shall allocate the Award Pool among the Participants in accordance with the formula established by the Administrator under Section 5(a). Notwithstanding anything in this Plan to the contrary, the Administrator may, at its sole and absolute discretion, increase or decrease the allocation to any Participant, by up to 20% of the pre-adjustment allocation, based on such Participant's performance or any other factor or factors, whether subjective or quantifiable, as determined by the Administrator at its sole and absolute discretion; provided, however, that in no event shall the total cash and securities allocated to the Participants with respect to any quarter exceeds 100% of the cash and securities credited to the Award Pool for that quarter.

     6.  Payment; Deferral; Forfeiture.

          (a) Payment of Awards. Awards shall be paid as soon as practicable after the Administrator makes the determinations pursuant to Section 5(c) of this Plan. Each Award shall be paid in cash, in the securities credited to the Award Pool, or in any combination of cash and such securities as determined by the Administrator at its sole and absolute discretion, subject to the provisions of this Section 6(a), below. If the portion of the Award Pool representing the securities is paid, in whole or in part, in cash, the amount of any such payment shall be equal to the fair market value of the securities represented by the payment, as determined by the Administrator at its sole and absolute discretion.

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Subject to the terms of the Stock Incentive Plan and the approval of the administrator thereof, the Administrator may determine at any time before the payment of an Award that all or a portion of the Award shall be paid by awards under the Stock Incentive Plan which shall have a fair market value (as determined by the Administrator at its sole and absolute discretion) on the date of grant equal to the cash value of the Award. Such awards shall be subject to such terms and conditions as shall be specified by the Administrator in accordance with the Stock Incentive Plan.

          (b) Deferral of Payment. Subject to the terms of the Deferred Compensation Plan, a Participant may elect to defer receipt of part or all of any payment due with respect to an Award. The terms and conditions for such deferral (including but not limited to the eligibility to defer, the requirements with respect to the election to defer, and the payment of the deferred amounts and earnings thereon, if any) shall be as provided in the Deferred Compensation Plan.

          (c) Forfeiture upon Termination of Employment. In the event a Participant's employment with the Corporation is terminated for any reason before the payment of an Award, the Participant (and his estate and other beneficiaries in the case of death) shall not be entitled to receive payment of the Award.

     7.  General Provisions.

          (a) Withholding Taxes. The Corporation shall have the right, to the extent permitted by law, to withhold from any payment of any kind due to a Participant under the Plan to satisfy the tax-withholding obligations of the Corporation under applicable law.

          (b) Non-Guarantee of Employment. Nothing in the Plan shall confer any right on any Participant or any other individual to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate such employment at any time with or without cause or notice.

          (c) Non-Transferability. No benefit payable under, or interest in, this Plan shall be transferable by a Participant, except by will or the laws of descent and distribution, or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

          (d) Amendment and Termination of the Plan. Notwithstanding anything herein to the contrary, the Board may terminate this Plan at any time or, from time to time, amend, modify or suspend the Plan.

          (e) Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for incentive compensation. No Participant (or any other person) shall have any right to any payment or any assets of the Corporation until such time as the Participant receives payment of an Award hereunder.

          (f) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York).

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